Exhibit 99.1

Dreams, Inc. Announces 3Q2010 and 9 Month 2010 Results

3Q2010 Revenues up 30% to $19.8M

3Q2010 Internet revenues up 40% to $13.5M

PLANTATION, FL, November 15, 2010 – Dreams, Inc. (NYSE Amex: DRJ) announced its financial results for the third quarter and nine months ended September 30, 2010.

Three months ended September 30, 2010

Revenues – For the quarter ended September 30, 2010, revenues were up 30.0% to $19.8 million, compared to $15.2 million generated in the same period last year. The increase was attributable to our Internet sales of $13.5 million, up 40.0% for the period.

EBITDA* – For the quarter ended September 30, 2010, earnings before interest, taxes, depreciation and amortization were a loss of $468,000, compared to an EBITDA loss of $429,000 for the same period in 2009. However, the Company had one-time charges to operations of $485,000 associated with financings in the period. Without these one-time charges, EBITDA would have been a positive $17,000, a vast improvement from the comparable period.

Net – For the quarter ended September 30, 2010, net losses were $702,000, a 10.6% improvement from $786,000 in net losses for the same period in 2009.

Nine months ended September 30, 2010

Revenues – For the nine months ended September 30, 2010, revenues were up 20.0% to $50.7 million, compared to $42.3 million generated in the same period last year. The increase was attributable to our Internet sales of $33.7 million, up 38.5% for the period.

EBITDA* – For the nine months ended September 30, 2010, earnings before interest, taxes, depreciation and amortization were a loss of $2.21 million, a 14.3% improvement from $2.58 million in EBITDA losses for the same period in 2009. However, the Company had one-time charges to operations of approximately $690,000 associated with financings in the period. Without these one-time charges, EBITDA loss would have been $1.52 million, a 41% improvement over the comparable period.

Net – For the nine months ended September 30, 2010, net losses were $2.74 million, a slight improvement from $2.84 million in net losses for the same period in 2009.

Ross Tannenbaum, Dreams’ President & CEO commented, “We were pleased with the results of our third quarter which had the operations deliver a positive EBITDA, when you back out one-

time charges. Our historical business model is cyclical and generates a greater portion of our annual revenues and profits in the holiday quarter (October-December).

“Our continued focus on E-Commerce served us well as our Internet division delivered operating profits for the third quarter with revenues increasing 40.0% to $13.5 million and 38.5% to $33.7 million for the nine months ended September 30, 2010. The E-Commerce channel will continue to be our main focus. This quarter’s growth was led by our flagship brand, www.FansEdge.com and our growing web syndication portfolio.

“Our most recent syndication clients include STATS, The University of Miami Hurricanes and the retail giant, Sears. These sites will begin revenue contribution during our fourth quarter of 2010. This places our current web syndication portfolio total at (70) seventy and counting.

“Our corporate financing efforts were noteworthy as we successfully completed a $6,000,000 equity raise from a group led by William Blair & Company, in July; and the refinancing of our senior debt with Regions Bank who provided the Company with a $20,000,000 senior secured credit facility in July, at competitive rates. In fact, our interest expense for the quarter was reduced 45.5% from $413,000 last year, versus $225,000 for the current period.

“Our third quarter and nine month results were on budget and have us on track to achieve our yearly financial goals of delivering over $100 million in consolidated revenues for the first time and with increased profitability,” concluded Tannenbaum.

Dreams, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations – Unaudited

(Dollars in Thousands, except share amounts and earnings per share amounts)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2010	2009	2010	2009
Revenues:
Manufacturing/Distribution	$7,462	$8,042	$2,794	$2,583
Retail	42,831	33,979	16,844	12,582
Other – Fees	407	242	153	61

Total Revenues	$50,700	$42,263	$19,791	$15,226
Expenses:
Cost of sales-mfg/distribution	$4,383	$3,909	$1,635	$1,396
Cost of sales-retail	22,840	18,263	8,711	6,676
Operating expenses	25,689	22,668	9,913	7,583
Depreciation and amortization	1,356	1,363	456	451

Total Expenses	$54,268	$46,203	$20,715	$16,106

(Loss) before interest and taxes	(3,568)	(3,940)	(924)	(880)
Interest expense, net	984	785	225	413

(Loss) before income taxes	(4,552)	(4,725)	(1,149)	(1,293)
Income tax benefit	1,792	1,877	430	507

Net (loss)	(2,760)	(2,848)	(719)	(786)
Net income /(loss) attributable to non controlling interest	17	—	17	—

Net income /(loss) attributable to Dreams Inc	$(2,743)	$(2,848)	$(702)	$(786)

(Loss) per share:
Basic: (Loss) per share	$(0.07)	$(0.07)	$(0.02)	$(0.02)
Weighted average shares outstanding – Basic	39,604,650	37,530,471	42,848,303	37,534,911
Diluted: (Loss) per share	$(0.07)	$(0.07)	$(0.02)	$(0.02)
Weighted average shares outstanding – Diluted	40,513,216	37,530,471	43,683,982	37,775,895

*EBITDA is a non-GAAP financial measurement that is defined as earnings before interest, tax, depreciation and amortization. We use this non-GAAP financial measure for financial and operational decision making and as a means to evaluate our performance. In our opinion, this non-GAAP measure provides meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and analyzing future periods. This non-GAAP financial measure also facilitates management’s internal comparisons to our historical performance. We believe this non-GAAP financial measures is useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the health of our business.

The following table presents a reconciliation of EBITDA, as adjusted, to net income/ (loss) as reported.

	9 mths ended September		3 mths ended September
	2010	2009	2010	2009
Total revenue	$50,700	$42,263	$19,791	$15,226
Total expense	52,912	44,840	20,259	15,655
Pre-tax	(2,212)	(2,577)	(468)	(429)
Net income/ (loss)	(2,743)	(2,848)	(702)	(786)
EBITDA, as adjusted	(2,212)	(2,577)	(468)	(429)
Less:
Interest expense	(984)	(785)	(225)	(413)
Tax benefit	1,792	1,877	430	507
Depreciation & Amort.	(1,356)	(1,363)	(456)	(451)
Net income-non-controlling	17	—	17	—
Net income/ (loss) as reported	(2,743)	(2,848)	(702)	(786)

DREAMS, INC. trades on the NYSE Amex Exchange under the symbol “DRJ”.

For more information on Dreams, Inc. and its subsidiaries, please visit: www.DreamsCorp.com.

Dreams, Inc. Investor Relations Contact Info:

David M. Greene, Senior Vice-President

Phone: 954-377-0002

Fax: 954-475-8785

dgreene@dreamscorp.com

Public Relations for Dreams, Inc.:

Boardroom Communications

Caren Berg or Jennifer Clarin

Phone: (954) 370-8999, Fax: (954) 370-8892

Email: caren@boardroompr.com or jclarin@boardroompr.com

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Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of Dreams, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services. Past performance is not indicative of future results. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.

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